                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
[ ]  Confidential, for the Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

                            U.S.B. HOLDING CO., INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                            U.S.B. HOLDING CO., INC.
--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

                            U.S.B. HOLDING CO., INC.
                               100 DUTCH HILL ROAD
                           ORANGEBURG, NEW YORK 10962
                              --------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                              --------------------

                                  MAY 14, 1997

To the Shareholders of U.S.B. Holding Co., Inc.:

        At the direction of the Board of Directors of U.S.B. Holding Co., Inc. (the "Company"), a Delaware corporation, NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of the Company will be held at the Comfort Inn, 425 East Route 59, Nanuet, New York 10954 on May 14, 1997 at 10:00 a.m. (local time), for the purpose of considering and voting upon the following matters:

                  1. Election of three directors, constituting Class III members of the Board of Directors, to a three-year term of office.

                  2. Approval of an amendment to the Certificate of Incorporation to increase the amount of common stock authorized to be issued from 7,000,000 shares to 20,000,000 shares.

                  3. Approval of the 1997 Employee Stock Option Plan.

                  4. Any other business which may be properly brought before the meeting or any adjournment thereof.

                                       By order of the Board of Directors




                                       Michael H. Fury, Secretary

April   , 1997

        YOU ARE REQUESTED TO MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE, WHETHER YOU PLAN TO ATTEND THE MEETING IN PERSON OR NOT. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO THE MEETING, OR IF YOU ATTEND THE MEETING YOU MAY REVOKE YOUR PROXY AT THAT TIME, IF YOU WISH.

                            U.S.B. HOLDING CO., INC.
                               100 DUTCH HILL ROAD
                           ORANGEBURG, NEW YORK 10962
                              --------------------

                                 PROXY STATEMENT

                       FOR ANNUAL MEETING OF SHAREHOLDERS

                                  MAY 14, 1997

        This Proxy Statement and the accompanying form of proxy are being sent to the shareholders of U.S.B. Holding Co., Inc. (the "Company"), a Delaware corporation, in connection with the solicitation by the Board of Directors of the Company (the "Board") of proxies to be voted at the Annual Meeting of Shareholders of the Company (the "Meeting") to be held at 10:00 a.m. (local time) on Wednesday, May 14, 1997, at the Comfort Inn, 425 East Route 59, Nanuet, New York 10954, and at any adjournments thereof. The Notice of Meeting, this Proxy Statement and the accompanying form of proxy are being mailed to the shareholders on or about April , 1997. The Annual Report of the Company for the year 1996 has been furnished to shareholders prior to or with this Proxy Statement.

        At the Meeting, three Class III directors will be elected to the Board of Directors to serve for a three-year term (until the 2000 Annual Meeting of Shareholders), with each director to hold office until his successor has been duly elected and qualified, or until his earlier death, resignation or removal.


                            VOTING RIGHTS AND PROXIES

        The Board of Directors has fixed the close of business on April 11, 1997, as the record date for determination of shareholders entitled to notice of, and to vote at, the Meeting. At the close of business on such date, there were outstanding and entitled to vote 6,192,450 shares of common stock, $5 par value per share ("Common Stock"), which is the Company's only authorized and outstanding class of stock entitled to vote at the Meeting.

        A majority of the outstanding shares of Common Stock is required to be represented at the Meeting, in person or by proxy, to constitute a quorum. Each outstanding share of Common Stock is entitled to one vote. There will be no cumulative voting of shares for any matter voted upon at the Meeting. Directors are elected by a plurality of the votes cast. Abstentions and broker nonvotes will be disregarded and have no effect on the outcome of the election of directors. The affirmative vote of holders of at least a majority of the issued and outstanding shares is required for adoption of the amendment to the Certificate of Incorporation to increase the amount of Common Stock authorized to be issued from 7,000,000 shares to 20,000,000 shares. The affirmative vote of the holders of a majority of shares of Common Stock represented at the Meeting and entitled to vote will be required for approval of the 1997 Employee Stock Option Plan. In determining whether each of these proposals has received the requisite number of affirmative votes, abstentions and broker nonvotes will have the same effect as votes against the proposal.

        If the enclosed form of proxy is properly executed and returned to the Company prior to or at the Meeting and is not revoked prior to its exercise, all shares of Common Stock represented thereby will be voted at the Meeting and, where instructions have been given by a shareholder, will be voted in accordance with such instructions.

        Any shareholder executing a proxy which is solicited hereby has the power to revoke it prior to exercise of the authority conferred thereby. Revocation may be made effective by attending the Meeting and voting the shares of Common Stock in person or by delivering to the Secretary of the Company at the principal offices of the Company prior to exercise of the Proxy a written notice of revocation or a later-dated, properly executed proxy.

        The solicitation of proxies will be by mail, but proxies also may be solicited by telephone, telegram or in person by directors, officers and other employees of the Company or of Union State Bank (the "Bank"), the Company's principal subsidiary. The Company will bear all costs of soliciting proxies. Should the Company, in order to solicit proxies, request the assistance of other financial institutions, brokerage houses or other custodians, nominees or fiduciaries, the Company will reimburse such persons for their reasonable expense in forwarding proxy materials to shareholders and obtaining their proxies.


                          ITEM 1: ELECTION OF DIRECTORS

         Three directors, Mr. Thomas E. Hales, Mr. Raymond J. Crotty and Mr. Michael H. Fury, constituting Class III members of the Board of Directors, are proposed to be elected to serve for a three-year term (until the 2000 Annual Meeting of Shareholders), with each to hold office until his successor shall have been duly elected and qualified, or until his earlier death, resignation or removal.

        The Company's Certificate of Incorporation provides for a classified Board of Directors consisting of three classes of directors, as nearly equal in number as possible, with terms expiring in successive years. There are currently three Class III directors with terms expiring at this meeting, two Class I directors with terms expiring in 1998 and two Class II directors with terms expiring in 1999, making a total of seven directors.

        All proxies which are timely received in proper form will be voted FOR the Board's nominees for director, unless contrary instructions are given. All nominees are presently directors of the Company. If any nominee is unable to serve, the Board of Directors may designate a substitute nominee, in which event the votes which would have been cast for the nominee not serving will be cast for the substitute nominee.

        The following information is furnished with respect to each of the Board's nominees for Class III directors and the Class I and Class II directors continuing in office.

                              NOMINEES FOR DIRECTOR

                                    CLASS III
                            (TERMS EXPIRING IN 2000)

                                                                                                      SERVED AS A
                  NAME, AGE, OTHER POSITIONS WITH THE COMPANY                                       DIRECTOR OF THE
         OR THE BANK AND PRINCIPAL OCCUPATION FOR THE PAST FIVE YEARS                                COMPANY SINCE
         ------------------------------------------------------------                               ---------------

THOMAS E. HALES, 60..............................................................................       1982
Chairman of the Board and Chief Executive Officer of the Company (from 1982);
   Chairman of the Board of the Bank (from 1981); Chief Executive Officer of the
   Bank (from 1983); President of the Company and the Bank (from 1984)

RAYMOND J. CROTTY, 49............................................................................       1996
Executive Vice President, Chief Credit Officer and Assistant Secretary of the Company
   (from 1995); Executive Vice President, Chief Credit Officer and Assistant
   Secretary of the Bank (from 1992); Director of the Bank (from 1995); Senior
   Vice President and Chief Credit Officer of the Bank (from 1988)

MICHAEL H. FURY, 70..............................................................................       1982
Attorney, partner in law firm of Fury & Kennedy, Pearl River, NY; Secretary and
  General Counsel of the Company and the Bank; Director of the Bank (from 1969)


                         DIRECTORS CONTINUING IN OFFICE

                                     CLASS I
                            (TERMS EXPIRING IN 1998)

                                                                                                     SERVED AS A
                    NAME, AGE, OTHER POSITIONS WITH THE COMPANY                                    DIRECTOR OF THE
             OR THE BANK AND PRINCIPAL OCCUPATION FOR THE PAST FIVE YEARS                           COMPANY SINCE

HERBERT PECKMAN, 85..............................................................................       1982
Proprietor, Peckman's Liquor Store, Pearl River, NY; Director of the Bank (from 1969)

HOWARD V. RUDERMAN, 69...........................................................................       1982
President, Mohegan Electric Supply Co., Mohegan Lake, NY; Director of the Bank (from 1969)

                                    CLASS II
                            (TERMS EXPIRING IN 1999)

                                                                                                      SERVED AS A
                            NAME, AGE, OTHER POSITIONS WITH THE COMPANY                             DIRECTOR OF THE
                OR THE BANK AND PRINCIPAL OCCUPATION FOR THE PAST FIVE YEARS                         COMPANY SINCE

FRED F. GRAZIANO, M.D., 76.......................................................................       1982
Licensed physician in State of New York; offices in Nanuet, NY; Treasurer of the Bank;
Director of the Bank (from 1969)

KENNETH J. TORSOE, 61............................................................................       1982
President, Torsoe Brothers Construction Corp., Suffern, NY; partner,
Normandy Village Company; owner, Normandy Village Apts., Nanuet, NY; Director of the Bank (from 1981)

EXECUTIVE OFFICERS

       In addition to Mr. Hales and Mr. Crotty, the executive officers of the Company are Robert F. Picarelli, 61, Executive Vice President of the Company since 1987, and Steven T. Sabatini, 45, Executive Vice President and Chief Financial Officer of the Company since March 22, 1995 (acting Chief Financial Officer from February 27, 1995 until March 22, 1995). Mr. Picarelli also serves as Executive Vice President and Senior Operations Officer of the Bank, a position he has held since 1987. Mr. Sabatini has held the same positions with the Bank as he does with the Company for the same period. Mr. Sabatini was Assistant to the Chairman of the Board of Directors of the Bank from September 1994 to March 1995, and for five years prior to that, an audit partner with Ernst & Young LLP.


BOARD COMMITTEES AND MEETINGS

       The Board of Directors of the Company met 13 times during 1996. Each director attended 75% or more of the Board of Directors meetings. The standing committees of the Board include the Stock Option Committee, comprised of Messrs. Ruderman (Chairman) and Peckman, and the Examining Committee, comprised of Messrs. Ruderman (Chairman), Graziano and Peckman. The Stock Option Committee evaluates the awarding of options to purchase common stock of the Company to employees under the Company's stock option plans. The Examining Committee of the Company functions in a similar manner as that described below for the Bank's Examining Committee. The Board of Directors of the Company does not have a standing executive, nominating or compensation committee or committees performing similar functions.

       Each of the directors of the Company is also a member of the Bank's Board of Directors, which is the Company's principal subsidiary. Among its standing committees, the Board of Directors of the Bank has an Executive Committee, an Examining Committee and a Compensation Committee.

       The Executive Committee of the Bank's Board of Directors supervises the day-to-day business of the Bank, but does not have authority to act on matters which are not within the ordinary course of business. The committee's present voting members are Messrs. Torsoe (Chairman), Graziano, Fury, Ruderman, Peckman, Crotty and Hales.

       The Examining Committee of the Bank's Board of Directors serves many of the purposes which would be served by an audit committee. It reviews the Bank's internal auditing and control procedures and reviews and makes recommendations concerning internal accounting controls. Its present members are Messrs. Ruderman (Chairman), Peckman and Graziano.

       The Compensation Committee of the Bank's Board of Directors establishes and reviews the policies and standards for hiring employees and makes recommendations to the Bank's Board concerning hiring, promotions and compensation policy. Its present members are Messrs. Ruderman (Chairman), Fury and Peckman.

       The above Committees meet as and when required, except for the Examining Committees which meet at least twice each year. Certain matters that may come before a committee may be reviewed or acted on by the Board as a whole.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT

       Pursuant to Section 16(a) of the Securities Exchange Act of 1934 and the Rules issued thereunder, the Company's directors and executive officers are required to file with the Securities and Exchange Commission ("SEC") reports of ownership and changes in ownership of Common Stock. Copies of such forms are required to be filed with the Company. Based solely on its review of copies of such reports furnished to the Company, the Company believes that the directors and executive officers are in substantial compliance with the filing requirements of
Section 16(a).


COMPENSATION OF DIRECTORS

       Each director of the Company during 1996 received $2,500 monthly for serving on the Company's Board of Directors. In addition, each director of the Bank received $500 monthly for serving on the Bank's Board of Directors. No compensation is paid to directors for serving on or attending meetings of the committees of the Company's or Bank's Board of Directors.

DIRECTOR STOCK OPTION PLAN

       Under the Company's Director Stock Option Plan, each non-employee director automatically receives annually, effective as of the close of each annual meeting of shareholders of the Company, a non-qualified option to purchase a fixed number of shares of Common Stock at an exercise price equal to the market value of such shares on the date of the grant . Each eligible director currently receives an option covering 8,470 shares of Common Stock annually. The options may not be exercised prior to the first anniversary of the date of grant and expire ten years after the date of grant. At December 31, 1996, options (after adjustment for stock splits and dividends) had been granted under the plan for 228,935 shares, of which options for 63,004 shares had been exercised and options for 165,931 shares (of which 123,581 were immediately exercisable) were outstanding.

                        OWNERSHIP OF SHARES BY MANAGEMENT

       The following table sets forth certain information as of February 28, 1997 regarding the amount of Common Stock beneficially owned by the Company's directors and director nominees, the executive officers listed below under EXECUTIVE COMPENSATION and all directors and executives as a group:

                                                                       NUMBER OF SHARES
                                                                         AND NATURE OF           PERCENT
BENEFICIAL OWNER                                                       BENEFICIAL OWNERSHIP*     OF CLASS
----------------                                                       ---------------------     --------
Raymond J. Crotty (a)..............................................           91,410               1.46
Michael H. Fury (b)................................................          146,252               2.34
Fred F. Graziano, M.D.(c)..........................................          164,424               2.64
Thomas E. Hales (d)................................................          987,375              15.18
Herbert Peckman (e)................................................          136,036               2.18
Robert F. Picarelli (f)............................................          142,582               2.26
Howard V. Ruderman (g).............................................          361,350               5.81
Kenneth J. Torsoe (h) (i)..........................................          679,972              10.94
Steven T. Sabatini (j).............................................           39,509                .63

All directors and executive officers as a group (9 individuals)....        2,748,912              39.71

---------------------

* The table shows all shares as to which each named beneficial owner possessed sole or shared voting or investment power as of the specified date, including shares held by, in the name of, or in trust for the spouse and dependent children of the named individual and other relatives living in the same household, even if beneficial ownership of such shares has been disclaimed by the named individual. Unless otherwise indicated, the named beneficial owner was the sole and exclusive owner of all listed shares as of the specified date. The table does not include that portion of the 634,604 shares owned by the Company's Employee Stock Ownership Plan (With 401(k) Provisions) ("KSOP"), of which Mr. Peckman and Mr. Sabatini are trustees, nor that portion of the 25,925 shares owned by the Bank's Supplemental Employees' Investment Plan ("SEIP") which may be allocated to any named beneficial owner.

(a) Includes 4,780 shares owned by Mr. Crotty jointly with his wife, and 86,630 shares that may be acquired pursuant to the exercise of options within 60 days of February 28, 1997. Does not include 37,337 or shares allocated to Mr. Crotty under the KSOP and SEIP, respectively.

(b) Includes 51,241 shares owned by Mr. Fury jointly with his wife, 2,909 shares which he holds as trustee for his children, and 45,792 shares that may be acquired pursuant to the exercise of options within 60 days of February 28, 1997.

(c) Includes 83,546 shares held by Mr. Graziano's wife and 32,538 shares that may be acquired pursuant to the exercise of options within 60 days of February 28, 1997.

(d) Includes 269,833 shares owned by Mr. Hales jointly with his wife, 79,937 shares owned by his wife, 2,637 shares held by Mr. Hales as custodian for his grandchildren (Michael T. Shaw, Robert W. Shaw, Christopher Hales Wilson, and Thomas Prezziosi Wilson), 53,354 shares held by the Hales Family Foundation, Inc., and 312,486 shares that may be acquired pursuant to the exercise of options within 60 days of February 28, 1997. Does not
       include 87,728 or        shares allocated to Mr. Hales under the KSOP
       and SEIP, respectively.

(e) Includes 39,956 shares that may be acquired pursuant to the exercise of options within 60 days of February 28, 1997.

(f) Includes 11,865 shares owned by Mr. Picarelli jointly with his wife, and 128,522 shares that may be acquired pursuant to the exercise of options within 60 days of February 28, 1997. Does not include 40,343 or shares allocated to Mr. Picarelli under the KSOP and SEIP, respectively.

(g) Includes 28,120 shares that may be acquired pursuant to the exercise of options within 60 days of February 28, 1997.

(h) Includes 5,498 shares owned by Mr. Torsoe's son, and 22,530 shares that may be acquired pursuant to the exercise of options within 60 days of February 28, 1997.

(i) If shares owned by Harold R. Torsoe were included, the total would be 1,155,649 shares (18.59%)). Harold R. Torsoe is the brother of Kenneth J. Torsoe. However, Kenneth J. Torsoe disclaims beneficial ownership of the shares owned by his brother.

(j) Includes 4 shares owned by Mr. Sabatini's children and 36,300 shares that may be acquired pursuant to the exercise of options within 60 days of
       February 28, 1997. Does not include 6,052 shares or        shares
       allocated to Mr. Sabatini under the KSOP and SEIP, respectively.

                             EXECUTIVE COMPENSATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

       The following table sets forth cash and certain other compensation paid to or earned by the Chief Executive Officer and the three other executive officers of the Company for the years indicated. The Bank, which is the principal subsidiary of the Company, has paid or accrued all of the cash compensation shown.

                           SUMMARY COMPENSATION TABLE

                                                                                     LONG TERM
                                                          ANNUAL COMPENSATION      COMPENSATION           ALL OTHER
NAME AND PRINCIPAL POSITION(S)                    YEAR   SALARY (1)    BONUS (2)       OPTIONS (3)     COMPENSATION (4)
------------------------------                    ----   ----------    ---------   ----------------    ----------------

Thomas E. Hales.............................      1996    $393,000     $564,840        48,400               $77,609
   Chairman of the Board and                      1995    $363,000     $559,620        48,400               $62,864
   Chief Executive Officer                        1994    $320,000     $420,000        48,400               $47,500

Raymond J. Crotty...........................      1996    $145,812     $ 94,140        18,150               $16,686
   Executive Vice President and                   1995    $105,992     $ 93,270        18,150               $13,415
   Chief Credit Officer                           1994    $  87,000    $ 70,000        18,150               $ 5,960

Robert F. Picarelli.........................      1996    $109,999     $ 94,140        18,150               $18,246
   Executive Vice President and                   1995    $ 99,622     $ 93,270        18,150               $12,815
   Senior Operations Officer                      1994    $ 95,800     $ 70,000        18,150               $ 6,312

Steven T. Sabatini (5)......................      1996    $133,037     $ 61,390        18,150               $15,134
   Executive Vice President and                   1995    $125,000     $ 30,635        18,150               $10,370
   Chief Financial Officer


(1) Includes director fees in the case of Messrs. Hales and Crotty; also includes that portion of each named executive's salary deferred pursuant to the KSOP and the SEIP (but not amounts contributed for the named executives by the Company, which are included under "All Other Compensation").

(2) Reflects payments accrued for the indicated years under the Company's Executive Compensation Plan.

(3) Number of shares covered by stock options granted, adjusted for stock dividends and splits.

(4) Reflects annual contributions made for the account of each named executive to the KSOP and SEIP, the value of personal use of a Company provided car and Company paid life insurance. Also reflects additional compensation each year for Mr. Hales, representing certain KSOP benefits lost as a result of IRS regulations.

(5) Mr. Sabatini was the acting Chief Financial Officer from February 27, 1995 until March 22, 1995, when he became Executive Vice President and Chief Financial Officer of the Company and the Bank.

    The options referred to below were granted under the Company's 1984 and 1993 Incentive Stock Option Plans.

                              OPTION GRANTS IN 1996

                                                                                                 POTENTIAL REALIZABLE
                                                      % OF TOTAL                                  AGGREGATE VALUE AT
                                                        OPTIONS                                   ASSUMED ANNUAL RATES
                                                       GRANTED TO                                   OF STOCK PRICE
                                                       EMPLOYEES     EXERCISE                  APPRECIATION  FOR  OPTION
                                          OPTIONS      IN FISCAL     PRICE     EXPIRATION               TERM*
                                                                                               -------------------------
NAME                                      GRANTED        YEAR      ($/SHARE)      DATE            5%         10%
----                                      -------    -----------   ----------------------      --------   --------------

Thomas E. Hales...........................48,400        38.13%       $15.00     4/24/01        $116,571   $337,220
Raymond J. Crotty.........................18,150        14.30%       $13.64     4/24/06        $155,693   $394,556
Robert F. Picarelli.......................18,150        14.30%       $13.64     4/24/06        $155,693   $394,556
Steven T. Sabatini........................18,150        14.30%       $13.64     4/24/06        $155,693   $394,556

------------------------------------


* The dollar gains under these columns result from calculations assuming 5% and 10% growth rates as set by the SEC and are not intended to forecast future price appreciation of Common Stock of the Company over the option term, which is ten years (five years in the case of Mr. Hales's options). The gains reflect a future value based upon growth at these prescribed rates.

              OPTION EXERCISES IN 1996 AND DECEMBER 31, 1996 VALUES

                                                                                                                 VALUE
                                                                                                            OF UNEXERCISED
                                                                                       UNEXERCISED           IN-THE-MONEY
                                                                                       OPTIONS AT             OPTIONS AT
                                                SHARES                                  12/31/96               12/31/96*
                                              ACQUIRED          VALUE                (EXERCISABLE/           (EXERCISABLE/
NAME                                        ON EXERCISE       REALIZED               UNEXERCISABLE)         UNEXERCISABLE)

Thomas E. Hales..............................   None            N/A                    312,486/0           $ 2,788,667/$---
Raymond J. Crotty............................  3,308          $35,627                   86,630/0           $   713,228/$---
Robert F. Picarelli..........................   None            N/A                    128,522/0           $ 1,254,371/$---
Steven T. Sabatini...........................   None            N/A                     36,300/0           $   176,418/$---

------------------------------------


* Difference between the market value per share of the Company's Common Stock at December 31, 1996 ($17.00) and the option exercise price, multiplied by the number of shares covered by the options.

       EMPLOYMENT AGREEMENT. The Company and the Bank are parties to an employment agreement with Mr. Hales for a term of five years expiring July 1, 1999 covering his services as Chairman of the Board of Directors, President and Chief Executive Officer of the Company and the Bank. The agreement provides for annual salary and other payments to Mr. Hales of $400,000, increasing by $30,000 annually during the remaining term of the agreement, for an annual bonus equal to 6% of net income of the Company under the Executive Compensation Plan, for annual stock option grants of 48,400 shares issued at fair value at the date of grant (110% of fair market value if Mr. Hales' ownership of the Company equals or exceeds 10% at the date of the grant), and for other fringe benefits.

       NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN ANY OF THE COMPANY'S PREVIOUS FILINGS UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, THAT MIGHT INCORPORATE FUTURE FILINGS, INCLUDING THIS PROXY STATEMENT, IN WHOLE OR IN PART, THE FOLLOWING REPORT OF THE BANK'S COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION AND THE PERFORMANCE GRAPH SHALL NOT BE INCORPORATED
BY REFERENCE INTO ANY SUCH FILINGS.

                     REPORT OF BANK'S COMPENSATION COMMITTEE
                            ON EXECUTIVE COMPENSATION

       The proxy statement rules of the Securities and Exchange Commission require a report from the Compensation Committee of the Board of Directors which discusses the compensation policies for executive officers and the Committee's rationale for compensation paid to the Chief Executive Officer. The Company's Board does not have a Compensation Committee. All of the compensation (other than stock options) paid to the Company's executive officers is paid to them by the Bank, and decisions concerning the Chief Executive Officer's compen-sation and guidelines for the compensation of the other executive officers are made by the Compensation Committee of the Bank's Board of Directors. Accordingly, the following report is submitted by the Bank's Compensation Committee.

COMPENSATION POLICIES FOR EXECUTIVE OFFICERS

       The Compensation Committee's executive compensation policy is designed to provide competitive levels of compensation that align compensation with the Company's annual and long-term performance goals, reward good performance at the Company and Bank levels, recognize individual initiative and achievements and assist the Company in attracting and retaining qualified executives. A significant portion of an executive officer's compensation is performance related, and, therefore, actual compensation levels vary from year to year and in any particular year may be above or below those of the Company's competitors.

       The Compensation Committee also believes that stock ownership by management of the Company is beneficial in aligning the interests of management and the Company's shareholders. Accordingly, the Compensation Committee has also relied upon stock-based compensation arrangements in compensating the Company's executive officers.

RELATIONSHIP OF COMPANY'S PERFORMANCE TO COMPENSATION

       Compensation paid to the Company's executive officers for 1996 consisted primarily of salary, annual bonus under the Bank's Executive Compensation Plan and awards of stock options under the Company's 1993 Incentive Stock Option Plan. While each executive officer's salary is determined on the basis of the individual's responsibilities and a comparison with salaries paid by competitors of the Company, the other primary components of executive compensation are directly related to Company and Bank performance.

ANNUAL BONUS ARRANGEMENTS

       Corporate performance determines the aggregate amount of annual bonuses, if any, awarded to the executive officers under the Bank's Executive Compensation Plan. In determining the aggregate percent of consolidated net income after taxes that is paid as bonuses in accordance with the Executive Compensation Plan, the Compensation Committee considers the financial performance of the Company in comparison to the Company's business plan for the year, with particular emphasis on net income, return on average common equity, return on average assets and expense to revenue ratios. The Compensation Committee also considers certain measures of asset quality, including net charge-offs and the level of nonperforming loans, and other specific items such as capital ratios that the Board may have identified as being priorities for that year.

       In 1996, the Committee took into account the fact that the Company achieved the highest net income in its history. Net income of $9.4 million represented an increase of 1% over 1995. Net income per common and common equivalent share decreased to $1.40 from $1.43 in 1995, due to a higher amount of common and common equivalent shares outstanding. Excluding non-recurring net income related to the disposition of Royal Oak Savings Bank, F.S.B. ("Royal") in 1995 and related other assets in 1996, and net income of Royal in 1995, net income increased by $2.1 million in 1996 or 30% over net income for 1995. On this basis, net income per common and common equivalent share increased $.29 or 27%. In addition, the Company's risk-based capital position remained strong as Tier I and total capital ratios at year-end exceeded the "well capitalized" regulatory minimums. The price of the Company's Common Stock rose 29 % during 1996, while the return on average assets was 1.25% and return on average common shareholders' equity was 18.60% for the year.

       Certain subjective factors, such as the achievement of qualitative goals relating to customers and employees and the historic level of bonus payments at competing organizations in light of their relative performance, are also considered. After the Committee's evaluation of overall corporate performance, the individual performance of each of the executive officers is evaluated in light of the factors described above that are relevant to the officer's responsibilities.

LONG-TERM INCENTIVE PLAN ARRANGEMENTS

       The long-term incentive component of executive officers' compensation for 1996 consists of awards of stock options under the Company's 1993 Incentive Stock Option Plan (the "Plan"). The Plan is designed to link rewards for Executive Officers and other key personnel to increases in shareholder value, foster share ownership by the Company's executives and enable the Company to retain and attract key employees with superior management skills. Awards under the Plan each year take into account performance during the prior year as measured by the factors described above under the caption "Annual Bonus Arrangements" and the Company's progress toward meeting longer-term objectives, emphasizing profitability and capital strength. The options granted to Mr. Hales in 1996, shown under the caption "Stock Options Granted" in the Summary Compensation Table, reflect his high level of individual performance and the Committee's view of the continuing importance of his role in determining the future success of the Company. The actual size of any stock option gains Mr. Hales and other executives will realize depends solely on the future performance of the Company's Common Stock.

       The Committee believes that the programs described above provide compensation that is competitive with the levels paid by other major corporations, effectively links executive and shareholder interests through performance and equity based plans and is structured to provide incentives that are consistent with the long-term investment horizons which characterize the business in which the Company is engaged.

                                        COMPENSATION COMMITTEE

                                        Howard V. Ruderman, Chairman
                                        Michael H. Fury
                                        Herbert Peckman

                                PERFORMANCE GRAPH

       The following graph provides a comparison of the annual percentage changes in the cumulative total shareholder return on the Company's Common Stock with that of a Peer Group* and the American Stock Exchange Market value Index ("AMEX Index") for the five-year period ended December 31, 1996. The comparison assumes that $100 was invested on December 31, 1991 in the Common Stock of the Company and in each of the foregoing indices and assumes the reinvestment of all dividends.

                 COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
                 AMONG THE COMPANY, A PEER GROUP AND AMEX INDEX

                1989     1990     1991     1992      1993     1994
AMEX Index      100      81.51   104.51   105.62    126.23   114.73
Peer Group      100      69.93    70.71    97.06    127.47   135.68
The Company     100     105.46    95.13   107.14    191.69   252.79




                               [GRAPHIC OMITTED]

The dollar amounts in the foregoing graph and in the table below are as of December 31 in each year indicated.

                                     1991          1992         1993         1994         1995         1996
U.S.B. Holding Co., Inc.            $100.00       $112.56      $201.40      $265.58      $341.88      $465.97
Peer Group*                         $100.00
AMEX Index                          $100.00

------------------------------------


* The Peer Group is a market-capitalization-weighted stock index combining price information from banking institutions comprising all such institutions in Connecticut, New Jersey and New York with asset size of at least $250 million, but less than $1 billion, as of December 31, 1996, as reported in the SNL Quarterly Bank Digest of March 1997. The banking institutions included are: BNH Bancshares, Inc., (CT); Broad National BanCorporation, Ramapo Financial Corporation, United National Bancorp, B.M.J. Financial Corp., Interchange Financial Services Corp., and Hubco
       (NJ); Gateway Bancorp., Inc., FNB Rochester Corp., First of Long Island Corp., State Bancorp, Inc., Tompkins Country Trust Company, Sterling Bancorp, Suffolk Bancorp, Community Bank System, Inc., Arrow Financial Corporation, NBT Bancorp, Evergreen Bancorp, Inc., and New York Bancorp Inc. (NY).

                      PRINCIPAL SHAREHOLDERS OF THE COMPANY

       The following information is furnished with respect to each person known by management of the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock as of February 28, 1997:

                                                                 NUMBER OF SHARES
NAME AND ADDRESS                                                    AND NATURE OF                PERCENT
OF BENEFICIAL OWNER                                           BENEFICIAL OWNERSHIP*              OF CLASS

Thomas E. Hales (a)...........................................         987,375                      15.18
66 Brookwood Drive
Briarcliff Manor, NY  10510

Howard V. Ruderman (b)........................................         361,350                       5.81
6 Aspen Court
Pomona, NY  10970

Harold R. Torsoe (c)..........................................         475,677                      7.68
4 Brigitte Court
Suffern, NY  10901

Kenneth J. Torsoe (d).........................................         679,972                     10.94
70 West Gate Road
Suffern, NY  10901

U.S.B. Holding Co., Inc.......................................         634,604                     10.25
Employee Stock Ownership Plan
(With Code Section 401(k) Provisions)
100 Dutch Hill Road
Orangeburg, NY  10962

------------------------------------

* The table shows all shares as to which each named beneficial owner possessed sole or shared voting or investment power as of the specified date, including shares held by, in the name of, or in trust for, the spouse and dependent children of the named individual and other relatives living in the same household, even if beneficial ownership of such shares has been disclaimed by the named individual. Unless otherwise indicated, the named beneficial owner was the sole and exclusive owner of all listed shares as of the specified date.

(a) Includes 269,128 shares owned by Mr. Hales jointly with his wife, 79,937 shares owned by his wife, 2,637 shares held by Mr. Hales as custodian for his grandchildren (Michael T. Shaw, Robert W. Shaw, Christopher Hales Wilson, and Thomas Prezziosi Wilson), 53,354 shares held by the Hales Family Foundation, Inc., and 312,486 shares that may be acquired pursuant to the exercise of options within 60 days of February 28, 1997. Does not include 87,728 or shares allocated to Mr. Hales under the KSOP and SEIP, respectively.

(b) Includes 28,120 shares that may be acquired pursuant to the exercise of options within 60 days of February 28, 1997.

(c)      Includes 1,028 shares owned by Harold R. Torsoe's son.

(d) Includes 5,498 shares owned by Kenneth J. Torsoe's son, and 22,530 shares that may be acquired pursuant to the exercise of options within 60 days of February 28, 1997.

             CERTAIN RELATIONSHIPS AND TRANSACTIONS WITH MANAGEMENT

         During 1996, some of the directors and executive officers of the Company (and members of their immediate families and corporations, organizations, trusts and estates with which these individuals are associated) were indebted to the Bank in amounts of $60,000 or more. However, all such loans, which did not exceed a total of $843,000 (or 1.53% of shareholders' equity at February 28, 1997) at any one time during 1996, were made in the ordinary course of business, did not involve more than normal risk of collectibility or present other unfavorable features, and were made on substantially the same terms, including interest rate and collateral requirements, as those prevailing at the same time for comparable loan transactions with unaffiliated persons, and no such loan is classified at present as a nonaccrual, past due, restructured or potential problem loan.

         Outside of normal customer relationships, none of the directors, executive officers or 5% shareholders of the Company (or members of their immediate families) presently maintains, directly or indirectly, any significant business or personal relationship with the Company or the Bank, other than such as might arise by virtue of his position with, or ownership interest in, the Company, except Michael H. Fury, who is a director of the Company and the Bank and is a partner in the law firm of Fury & Kennedy, which was employed by the
Company and the Bank during 1996 and received $     from the Bank for services
rendered and related out-of-pocket disbursements.

                     RELATIONSHIP WITH INDEPENDENT AUDITORS

         On recommendation of the Examining Committees of the Company and the Bank, the Board has appointed Deloitte & Touche LLP as independent auditors of the Company and the Bank, for the year ending December 31, 1997. The appointment of Deloitte & Touche LLP continues a relationship that began in 1980. Representatives of Deloitte & Touche LLP are expected to be present at the Meeting and will have the opportunity to make statements if they so desire and will be available to respond to appropriate questions.

                ITEM 2: AMENDMENT OF CERTIFICATE OF INCORPORATION

         The Board has unanimously approved a proposal to amend the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock (par value $5 per share) from 7,000,000 to 20,000,000. The Board has determined that the proposed increase is appropriate in light of the two-for-one stock split in the form of a 100% stock dividend effective December 30, 1996, as a result of which the number of shares of Common Stock issued and outstanding, including those reserved for issuance under outstanding employee and director stock options, was increased to 6,984,207 as of February 28, 1997.

         The Board believes that the proposed increase in the number of authorized shares of Common Stock will benefit the Company by improving its flexibility in responding to future business needs and opportunities. The additional authorized shares will be available for issuance from time to time in connection with stock dividends (including stock splits in the form of stock dividends), the Company's dividend reinvestment and stock purchase plan, executive incentive compensation and employee benefit plans, financings and acquisitions and for any other proper corporate purpose. The Company has no present intention to issue any additional shares of Common Stock, except pursuant to its dividend reinvestment and stock purchase and stock option plans.

         If the proposed amendment is adopted, the additional authorized shares may be issued for such consideration and upon such terms and conditions as may be approved by the Board. The Board does not intend to seek further approval by the shareholders for the issuance of additional shares unless required to do so by applicable laws or regulations. Certain large issuances of shares may require shareholder approval to maintain the listing of the Common Stock on the American Stock Exchange.

         The proposed amendment will not change the proportionate interest of any shareholder in the Company and will have no adverse effect on any shareholder's voting or other rights. The proposed amendment will also not affect the Company's Preferred Stock, of which 100,000 shares are authorized in the Certificate of Incorporation and no shares are currently outstanding. Financial statements are not deemed material for the exercise of prudent judgment in regard to the foregoing proposal, and therefore, are not included in this proxy statement.

         If the proposed amendment is approved by the shareholders, the increased number of authorized shares of Common Stock, as well as the presently authorized but unissued shares of Common Stock, might be utilized in a transaction which could have the effect of delaying or preventing a change in control of the Company which some or a majority of the shareholders may consider desirable. For example, such stock could be issued to third parties in order to discourage a takeover attempt or to dilute the ownership interest of a substantial shareholder who opposes Board policies.

         The Company's Certificate of Incorporation contains other provisions which might be deemed to have the effect of delaying or preventing a change in control of the Company. These include the provision establishing a classified Board of Directors; the provision permitting the Board of Directors to issue preferred stock with rights (including voting rights) and preferences which could impede the completion of such a transaction; and the provision requiring a "supermajority" vote of the shareholders or the Board of Directors for any business combination transaction involving a substantial shareholder.

         The Board does not currently intend to propose any other amendments to the Company's Certificate of Incorporation which might be deemed to have the effect of discouraging takeover attempts, nor is the Board aware of any existing or threatened effort to obtain control of the Company.

         The Board has determined that the proposed amendment is advisable and directed that the proposed amendment be considered at the Meeting. The affirmative vote of holders of at least a majority of the issued and outstanding shares is required for the adoption of the amendment. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THIS PROPOSAL.

               ITEM 3: APPROVAL OF 1997 EMPLOYEE STOCK OPTION PLAN

         On March 26, 1997, the Board adopted the 1997 Employee Stock Option Plan (the "Plan"), subject to approval and ratification by the shareholders at the Meeting. The Board adopted the Plan because only 62,576 shares of Common Stock remain available for the granting of employee options under the Company's 1993 Incentive Stock Option Plan. The Plan is designed to replace the existing plan and, if the Plan is approved by the shareholders, no more options will be granted under the existing plan. The Plan is effective as of March 26, 1997, subject to approval by the shareholders at the Meeting.

         The Plan is intended to encourage ownership of the Company's Common Stock by employees of the Company and its subsidiaries ("Participating Companies") who are considered likely to contribute to the growth or profitability of the Company and to provide incentives to those persons to use their best efforts on behalf of the Participating Companies. The Board believes that the Plan will advance the interests of the Company and its shareholders by providing, through the grant of options to purchase shares of Common Stock, a larger personal and financial interest in the success of the Company to employees selected for participation in the Plan.


         The Plan, which will be administered by the Stock Option Committee of the Board (the "Committee"), is similar in most respects to the Company's 1993 Incentive Stock Option Plan. The Plan gives the Committee the discretion to grant options to employees in such amounts and on such terms as the Committee shall determine.

         The following summary of the Plan is qualified by reference to the detailed terms of the Plan, a copy of which is attached as EXHIBIT A. Shareholders are urged to review the Plan before determining how to vote on this proposal.

         The Plan provides for the grant of both incentive stock options and nonqualified stock options. No more than an aggregate of 600,000 shares of Common Stock (subject to adjustment in the event of stock splits or other changes in the Common Stock as provided in the Plan) may be subject to purchase upon exercise of the options granted under the Plan. No option may be granted more than ten years after the effective date of the Plan. Each option will be evidenced by an agreement or notice of grant incorporating its terms and conditions.

         The Committee will select those employees who will be granted options under the Plan, based upon its sole judgment as to their past or potential contribution to the growth or profitability of the businesses of the Participating Companies, and (subject to the terms of the Plan) will determine
(i) the number of shares of Common Stock subject to each option, (ii) the time or times when and the manner in which each option can be exercised, the exercise price and the duration of the exercise period, and (iii) whether the option to be granted will be an incentive stock option or an nonqualified stock option.

         Under the terms of the Plan, the exercise price of incentive stock options for holders of 10% of the voting stock of the Company must be at least 110% of the fair market value of the Common Stock on the date of grant and, for all other employees receiving incentive stock options, at least equal to the fair market value of the Common Stock. In addition, the aggregate fair market value (determined on the date of grant) of the Common Stock for which a participant is granted incentive stock options (including incentive stock option granted under any other plan of the Company) that first become exercisable during any given calendar year may not exceed $100,000, and the aggregate number of shares of Common Stock for which options are granted to any one participant in any one calender year shall not exceed 100,000. The exercise price of nonqualified stock options may be at any price equal to or greater than the par value of the Common Stock (now $5.00 per share).

         The exercise period for a stock option granted under the Plan can be no more than ten years from the date of grant, except that in the case of an incentive stock option granted to a holder of 10% or more of the voting stock of the Company, the exercise period can be no more than five years from the date of grant.

         Under the Plan, options are not transferable other than by will or pursuant to the laws of descent and distribution. The exercise price of shares of Common Stock subject to options may be paid with cash or in Common Stock, a combination of the foregoing, or any other form of consideration acceptable to the Committee (including, to the extent permitted by law, relinquishment of options) having a fair market value equal to the exercise price.

         The Committee will interpret the provisions of the Plan, make all necessary decisions and determinations and provide other related administrative services. Subject to the provisions of the Plan, the Committee may act in its sole discretion and its decisions and determinations under the Plan need not be uniform and may treat similarly situated employees in a dissimilar manner.

         The Committee will also provide for certain specified terms regarding options in individual option agreements between the Company and pertinent employees or in notices of grant to such employees. Among other things, such agreements or notices may provide for conditions to the exercise of options, including a required period of employment by a Participating Company or the attainment of certain performance goals or other criteria, and may provide for exercisability in installments.

         Under the Plan, if (in the judgment of the Company's Board) an employee terminates his or her employment voluntarily or if an employee's employment is terminated by his or her employer with cause (in the judgment of the Board), all outstanding options held by the employee are forfeited as of the date of termination or such later date and subject to such terms and conditions the Committee may specify, but not later than the original expiration date of the option. If an employee's employment is terminated by his or her employer without cause (in the judgment of the Board), options held by the employee are exercisable, to the extent exercisable by the employee at the date of termination, within three months after the date of termination, or such later date and subject to such terms and conditions the Committee may specify, but not later than the original expiration date of the option. If an employee who has been granted an option dies while an employee of a Participating Company, or retires, the employee's options are exercisable, to the extent exercisable on his or her date of death or retirement, or by the employee's designated beneficiary in the case of his or her death, or as otherwise required by law at any time or from time to time within three months after the date of death or retirement, or during such other period and on such other terms as the Committee may determine. If the employment of an employee who has been granted an option terminates as a result of such employee's total disability, the employee's options are exercisable, to the extent exercisable on the date of termination, at any time or from time to time within twelve months after the date of termination or during such other period and on such other terms as the Committee may determine. In the event that an employee's employment terminates for any reason prior to the date on which some or all of the employee's options become exercisable, the options automatically expire without compensation.

         The Board may, at any time, amend or terminate the Plan. However, no amendment or termination may retroactively impair the rights of any person with respect to an option. The Board may determine that shareholder approval of any amendment to the Plan may be advisable for any reason, including but not limited to, for the purpose of obtaining or retaining any statutory or regulatory benefits under tax, securities or other laws or satisfying applicable stock exchange listing requirements.

FEDERAL INCOME TAX TREATMENT OF STOCK OPTIONS

         The rules governing the tax treatment of stock options are complex, and the following discussion is necessarily a general discussion of current Federal income tax consequences and does not purport to be complete. Statutory provisions, and interpretations thereof, are subject to change.

         Incentive Stock Options. The participant recognizes no taxable gain or loss when an Incentive stock option is granted or exercised, although upon exercise the spread between the fair market value and the exercise price generally is an item of tax preference for purposes of the participant's alternative minimum tax. If the shares acquired upon the exercise of an incentive stock option are held for at least one year after exercise and two years after grant (the "Holding Periods"), the participant recognizes any gain or loss realized upon such sale as long-term capital gain or loss and the Company is not entitled to a deduction. If the shares are not held for the Holding Periods, the gain is ordinary income to the participant to the extent of the difference between the exercise price and the fair market value of Common Stock on the date the option is exercised. Any difference between the ultimate sale price of the acquired Common Stock and the fair market value of such Common Stock on the date of exercise will be treated as capital gain or capital loss, as the case may be. Also, in such circumstances, the Company receives a deduction equal to the amount of any ordinary income recognized by the participant, to the extent qualified under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), as applicable. The Plan requires that the employee notify the Company of any sale of Common Stock received upon exercise of an Incentive stock option during such Holding Periods.

         Non-Qualified Stock Option. The participant recognizes no taxable income and the Company receives no deduction when an nonqualified stock option is granted. Upon exercise of an nonqualified stock option, the participant recognizes ordinary income and the Company receives a deduction equal to the difference between the exercise price and the fair market value of the shares on the date of exercise, to the extent qualified under Section 162(m) of the Code, as applicable. Gain or loss recognized on a disposition of the shares is treated as a capital gain or loss.

         Parachute Payments. Under certain circumstances, an accelerated vesting or the cash-out of stock options in connection with a change in control of the Company might be deemed an "excess parachute payment" for purpose of the golden parachute tax provision of Section 280G of the Code. To the extent it is so considered, the participant may be subject to a 20% excise tax and the Company may be denied a tax deduction.

         Section 162(m). Under Section 162(m) of the Code and regulations thereunder (referred to collectively as Section "162(m)" or the "Code"), the amount of compensation paid by a publicly held corporation to its chief executive officer and the four other most highly compensated executive officers during any year which may be deductible for federal income tax purposes is limited to $1,000,000 per person per year. Compensation which qualifies as performance-based is excluded from this limit on the amount of deductible compensation. The 1997 Plan has been structured to permit the grant of options that, when exercised, will result in compensation to the optionee that qualifies as performance-based compensation that is excluded from the limit imposed by
Section 162(m).

         The affirmative vote of the holders of a majority of the shares of Common Stock represented at the Meeting and entitled to vote will be required for approval of the 1997 Employee Stock Option Plan. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THIS PROPOSAL.

                                  OTHER MATTERS

         The Board of Directors of the Company is not aware of any other matters that may come before the Meeting. However, the proxies may be voted with discretionary authority with respect to any other matters that may properly come before the Meeting.


                              SHAREHOLDER PROPOSALS

         Shareholder proposals for inclusion in the proxy statement for the 1998 Annual Meeting of Shareholders must be received by the Company at its principal executive offices by December 12, 1997. Such shareholder proposals, together with any supporting statements, should be directed to the Secretary of the Company.

Date:  April    , 1997


                                             By order of the Board of Directors


                                             Michael H. Fury, Secretary

                                                                       EXHIBIT A


                         1997 EMPLOYEE STOCK OPTION PLAN

1.  PURPOSE

         The purpose of the U.S.B. Holding Co., Inc. 1997 Employee Stock Option Plan is to attract and retain persons of ability as employees of U.S.B. Holding Co., Inc. and its subsidiaries and affiliates, and encourage such employees to continue to exert their best efforts on behalf of the Company and its subsidiaries and affiliates.

2.  DEFINITIONS

       When used herein, the following terms shall have the following meanings:

       "Beneficiary" means the beneficiary or beneficiaries designated pursuant to Section 6 who shall be entitled to exercise any Options held by the Optionee at the time of his or her death.

       "Board" means the Board of Directors of the Company.

       "Code" means the Internal Revenue Code of 1986, as now in effect or as hereafter amended. All citations to sections of the Code are to such sections as they may from time to time be amended or renumbered.

       "Committee" means the committee appointed by the Board pursuant to
Section 7.

       "Company" means U.S.B. Holding Co., Inc. and its successors and assigns.

       "Employee" means an employee of any Participating Company (including a director or officer, to the extent he or she is deemed an employee under common law) who, in the judgment of the Committee, is responsible for or contributes to the growth or profitability of the business of any Participating Company.

       "Exchange" means the principal exchange on which the Stock is listed or, if the Stock is not listed on an exchange, the Nasdaq Stock Market of the National Association of Securities Dealers.

       "Exchange Act" means the Securities Exchange Act of 1934, as amended.

       "Fair Market Value" means, as of any date in issue, the closing sales price on the Exchange of one share of Stock on such date or, if no sales of Stock have taken place on such date, the closing sales price of one share of Stock on the most recent date on which sales prices were reported on the Exchange. In the event that the Company's shares are not publicly traded on an Exchange, the Committee shall determine the fair market value for all purposes.

       "Option" means an option to purchase Stock subject to the applicable provisions of Section 4 and granted in accordance with the terms of the Plan and which may be an incentive stock option qualified under Section 422 of the Code or a nonqualified stock option and which, in the case of an Option granted to an Optionee that is not an Employee, shall be a nonqualified stock option.

       "Option Agreement" means any written agreement evidencing an Option granted to an Employee under the Plan.

         "Optionee" means an Employee who has been granted an Option under the Plan.

       "Participating Company" means the Company or any subsidiary or other affiliate of the Company which at the time such option is granted under the Plan qualifies as a "subsidiary corporation" of the Company under the definition of such term contained in Section 424(f) of the Code.

         "Plan" means the U.S.B. Holding Co., Inc. 1997 Employee Stock Option Plan, as the same may be amended, administered or interpreted from time to time.

       "Stock" means the common stock, $5.00 par value, of the Company.

       "Ten Percent Shareholder" means an Employee who, at the time of grant of an Option to him or her, owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company.

       "Total Disability" means the complete and permanent inability of an Employee, Officer or Director to perform all of his or her duties as such, as determined by the Committee upon the basis of such evidence, including independent medical reports and data, as the Committee deems appropriate or necessary.

3.  SHARES SUBJECT TO THE PLAN

       The aggregate number of shares of Stock which may be subject to purchase by exercising Options granted under the Plan is 600,000 shares, subject to adjustment in accordance with Section 9 below. Such shares shall be made available from either authorized and unissued shares or shares held by the Company in its treasury. If, for any reason, any shares of Stock subject to purchase by exercising an Option under the Plan are not delivered or are reacquired by the Company, for reasons including, but not limited to, termination of employment or relationship with the Company, or expiration or cancellation with the consent of an Optionee of an Option, such shares of Stock shall again become available under the Plan, provided, however, that for purposes of meeting the requirements of Section 162(m) of the Code, no Employee who is a covered employee under Section 162(m) of the Code shall receive a grant of options in excess of the amount specified under this Section 3, computed as if any Option which is canceled reduced the maximum number of shares of Stock available under the Plan.

4.  GRANT OF STOCK OPTIONS

       (a) Subject to the provisions of the Plan, the Committee shall (i) determine and designate from time to time those Employees to whom Options are to be granted; (ii) determine whether such Options shall be incentive stock options or nonqualified stock options or a combination of incentive stock options and nonqualified stock options, (iii) determine the number of shares of Stock subject to each Option; and (iv) determine the time or times when and the manner in which each Option shall be exercisable and the duration of the exercise period; provided, however, that (A) no option which is an incentive stock option shall be granted after the expiration of ten years from the effective date of the Plan, (B) the aggregate Fair Market Value (determined as of the date an Option is granted) of the Stock for which incentive stock options (including incentive stock options granted under any other plan of the Company) granted to any Optionee under this Plan that may first become exercisable in any calendar year shall not exceed $100,000, and (C) the aggregate number of shares of Stock for which Options are granted to any one participant in any one calender year shall not exceed 100,000.

       (b) The exercise period for an Option shall be no more than ten years from the date of grant, provided, however, that, in the case of an incentive stock option granted to a Ten Percent Shareholder, such period, including extensions, shall be no more than five years from the date of grant.

       (c) The Option exercise price per share shall be determined by the Committee at the time the Option is granted and shall be at least equal to the par value of one share of Stock if the Stock has a par value; provided, however, that the exercise price for an incentive stock option shall be not less than the Fair Market Value of the Stock on the date of grant, or in the case of an incentive stock option granted to a Ten Percent Shareholder, 110 percent of the Fair Market Value on the date of grant, all as determined by the Committee.

       (d) No part of any Option may be exercised by an Optionee until such Employee shall have (i) remained in the employ of a Participating Company for such period as the Committee may specify, if any, after the date on which the Option is granted, or (ii) achieved such performance or other criteria, as the Committee may specify, if any, and the Committee may further require exercisability in installments.

       (e) (i) If an Employee who has been granted an Option dies while an Employee of a Participating Company or retires, his or her Options may be exercised, to the extent that the Employee shall have been entitled to do so on the date of his or her death or retirement, by his or her Beneficiary in the case of his or her death, including, if applicable, his or her executors or administrators, at any time, or from time to time, within three months after the date of the Employee's death or retirement or within such other period, and subject to such terms and conditions as the Committee may specify, but no later than the expiration date specified in Section 4(b) above.

                  (ii) If the Employee's employment by a Participating Company terminates because of his or her Total Disability, he or she may exercise his or her Options, to the extent that he or she shall have been entitled to do so at the date of the termination of his or her employment, at any time, or from time to time, within twelve months after the date of the termination of his or her employment or within such other period, and subject to such terms and conditions as the Committee may specify, but not later than the expiration date specified in Section 4(b) above.

                  (iii) If an Employee's employment by a Participating Company voluntarily terminates or if his or her employment terminates because of involuntary termination of employment by the participating Company with cause (as determined by the Board in its sole discretion), all outstanding Options shall be forfeited as of the date of termination or at such later date and subject to such terms and conditions as the Committee may specify, but not later than the expiration date specified in Section 4(b) above.

                  (iv) If an Employee's employment terminates because of involuntary termination of employment by the Participating Company without cause (as determined by the Board in its sole discretion) he or she may exercise his or her Options to the extent that he or she shall have been entitled to do so at the date of the termination of his or her employment, at any time, or from time to time, within three months after the date of the termination of his or her employment, or such later date and subject to such terms and conditions as the Committee may specify, but not later than the expiration date specified in
Section 4(b) above.

       (f) No Option granted under the Plan shall be transferable other than by will or by the laws of descent and distribution. During the lifetime of the Optionee, an Option shall be exercisable only by him or her.

       (g) With respect to an incentive stock option, the Committee shall specify such terms and provisions as the Committee may determine to be necessary or desirable in order to qualify such Option as an incentive stock option within the meaning of Section 422 of the Code.

       (h) Each Option granted under the Plan shall be evidenced by a written Option Agreement or by a notice to the recipient of the grant of such Option, in either case in a form approved by the Committee. Each Option granted under the Plan shall be subject to the express terms and conditions, if any, required under the Plan or as required by the Committee for the form of Option granted and such other terms and conditions as the

Committee may specify. Further, each such Option Agreement or notice shall provide that unless at the time of exercise of the Option there shall be, in the opinion of counsel for the Company, a valid and effective registration statement under the Securities Act and appropriate qualification and registration under applicable state securities laws relating to the Stock being acquired pursuant to the Option, the Optionee shall upon exercise of the Option give a representation that he or she is acquiring such shares for his or her own account for investment and not with a view to, or for sale in connection with, the resale or distribution of any such shares. In the absence of such registration statement, the Optionee shall be required to execute a written affirmation, in a form reasonably satisfactory to the Company, of such investment intent and to further agree that he or she will not sell or transfer any Stock acquired pursuant to the Option until he or she requests and receives an opinion of counsel satisfactory to the Company to the effect that such proposed sale or transfer will not result in a violation of the Securities Act, or a registration statement covering the sale or transfer of the shares has been declared effective by the Securities and Exchange Commission, or he or she obtains a no-action letter from the Securities and Exchange Commission with respect to the proposed transfer.

       (i) Except as otherwise provided in the Plan, the purchase price of the shares as to which an Option shall be exercised shall be paid to the Company at the time of exercise either in cash or in Stock already owned by the Optionee, or a combination of cash and Stock, or in such other consideration acceptable to the Committee (including, to the extent permitted by applicable law, the relinquishment of a portion of the Option) as the Committee deems appropriate, having a total Fair Market Value equal to the purchase price. For purposes of this Section 4(i), the fair market value of the portion of an Option that is relinquished shall be the excess of

                  (x) the Fair Market Value at the time of exercise of the number of shares of Stock subject to the portion of the Option that is relinquished over

                  (y) the aggregate exercise price specified in the Option with respect to such shares.

5.  CERTIFICATES FOR STOCK

       (a) Each Optionee, upon the exercise of an Option granted under the Plan, shall be issued a certificate for the shares of Stock purchased through such exercise. Such certificate shall be registered in the name designated by the Optionee.

       (b) The Company shall not be required to issue or deliver any certificates for shares of Stock prior to (i) the listing of such shares on any Exchange on which the Stock may then be listed or (ii) the completion of any registration or qualification of such shares under any federal or state law, or any ruling or regulation of any governmental body, which the Committee shall, in its sole discretion, determine to be necessary or advisable.

       (c) All certificates for shares of Stock delivered under the Plan shall also be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Stock is then listed and any applicable federal or state securities laws, and the Committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions. The foregoing provisions of this Section 5(c) shall not be effective if and to the extent that the shares of Stock delivered under the Plan are covered by an effective and current registration statement under the Securities Act, or if, and so long as, the Committee determines that application of such provisions is no longer required or desirable. In making such determination, the Committee may rely upon an opinion of counsel for the Company.

       (d) Each Optionee who receives shares of Stock upon exercise of an Option shall have all of the rights of a shareholder, including the right to vote the shares and receive dividends and other distributions, from the date of issuance to him or her of a certificate or certificates for such shares. No Optionee granted an Option shall have any right as a shareholder with respect to any shares subject to such Option prior to the date of issuance to him or her of a certificate or certificates for such shares.

       (e) Each Optionee who receives Stock upon exercise of an Option that is an incentive stock option shall give the Company prompt notice of any sale of such Stock prior to the expiration of any applicable holding period for incentive stock options prescribed by the Code, which holding period is currently until the later of (i) two years after the grant of such Option or
(ii) one year after the date of such exercise.

6.  BENEFICIARY

       (a) Each Optionee shall file with the Company a written designation of one or more persons as the Beneficiary who shall be entitled to exercise any Options held by the Optionee at the time of his or her death. An Optionee may from time to time revoke or change his or her Beneficiary designation without the consent of any prior Beneficiary by filing a new designation with the Company. The last such designation received by the Company shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Company prior to the Optionee's death, and in no event shall it be effective as of a date prior to such receipt.

       (b) If no such Beneficiary designation is in effect at the time of an Optionee's death, or if no designated Beneficiary survives the Optionee, or if such designation conflicts with law, the Optionee's estate shall be entitled to exercise any Options held by the Optionee at the time of the Optionee's death. If the Company is in doubt as to the right of any person to exercise such Options, the Company may suspend the right to exercise such Option, without liability, until the Company determines the rights thereto, or the Company may transfer such Option into any court of appropriate jurisdiction and such transfer shall be a complete discharge of the liability of the Company therefor.

7.  ADMINISTRATION OF THE PLAN

       (a) The Plan shall be administered by a committee appointed by the Board for that purpose consisting of at least two members, each of which shall be a member of the Board, a "Non-Employee Director" within the meaning of Rule 16b-3 under the Exchange Act or successor rule or regulation, and an "outside director" within the meaning of IRS Reg. Section 1.162-27(e)(3) or successor rule or regulation (the "Committee").

       (b) All decisions, determinations or actions of the Committee made or taken pursuant to grants of authority under the Plan shall be made or taken in the sole discretion of the Committee and shall be final, conclusive and binding on all persons for all purposes.

       (c) The Committee shall have full power, discretion and authority to interpret, construe and administer the Plan and any part thereof, and its interpretations and constructions thereof, and actions taken thereunder shall be, except as otherwise determined by the Board, final, conclusive and binding on all persons for all purposes.

       (d) The Committee's decisions and determinations under the Plan need not be uniform and may be made selectively among Employees, whether or not such Employees are similarly situated.

       (e) The act of a majority of the members present at a meeting duly called and held shall be the act of the Committee. Any decision or determination reduced to writing and signed by all members of the Committee shall be as fully effective as if made by unanimous vote at a meeting duly called and held.

8.  AMENDMENT OR DISCONTINUANCE

       The Board may, at any time and for any reason, amend or terminate the Plan. No amendment or termination shall retroactively impair the rights of any person with respect to an Option.

9.  ADJUSTMENT IN EVENT OF CHANGE IN COMMON STOCK

       (a) Subject to Section 9(b), if the outstanding shares of Stock of the Company are increased, decreased, or exchanged for a different number or kind of shares or other securities, or if additional shares or new or different shares or other securities are distributed with respect to such shares of Stock or other securities, through merger, consolidation, sale of all or substantially all of the property of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other distribution with respect to such shares of Stock or other securities, an appropriate and proportionate adjustment shall be made in (i) the maximum number and kind of shares provided in Section 3 and in clause C of Section 4, (ii) the number and kind of shares or other securities subject to the outstanding Options, and (iii) the price for each share or other unit of any other securities subject to outstanding Options without change in the aggregate purchase price or value as to which such Options remain exercisable or subject to restrictions. Any adjustment under this Section 9(a) will be made by the Board, whose determination as to what adjustments will be made and the extent thereof will be final, binding and conclusive. No fractional interests will be issued under the Plan resulting from any such adjustment.

       (b) Notwithstanding anything else herein to the contrary, the Committee, in its sole discretion at the time of grant of an Option or otherwise may, in an Option Agreement, in a notice of the grant of an Option or otherwise, provide that, with an Optionee's consent, upon the occurrence of certain events, including a change in control of the Company (as determined by the Board), any outstanding Options not theretofore exercisable shall immediately become exercisable in their entirety and that any such Option may be purchased by the Company for cash at a price to be determined by the Board.

10.  MISCELLANEOUS

       (a) Nothing in this Plan or any Option Agreement entered into or notice of grant given pursuant hereto shall confer upon any employee any right to continue in the employ of any Participating Company or interfere in any way with the right of any Participating Company to terminate his or her employment at any time.

       (b) No Option granted under the Plan shall be deemed salary or compensation for the purpose of computing benefits under any employee benefit plan or other arrangement of any Participating Company for the benefit of its employees unless the Company shall determine otherwise.

       (c) No person shall have any claim to an Option until it is actually granted under the Plan. To the extent that any person acquires a right to receive payments from the Company under this Plan, such right shall be no greater than the right of an unsecured general creditor of the Company.

       (d) Absence on leave approved by a duly constituted officer of a Participating Company shall not be considered interruption or termination of employment for any purposes of the Plan; provided, however, that no Option that is an incentive stock option may be granted to an employee while he or she is absent on leave.

       (e) If the Committee shall find that any person to whom any Option, or portion thereof, is granted under the Plan is unable to care for his or her affairs because of illness or accident, or is a minor, then any payment due him or her (unless a prior claim therefor has been made by a duly appointed legal representative) may, if the Committee so directs the Company, be paid to his or her spouse, a child, a relative, an institution maintaining or having custody of such person deemed by the Committee to be a proper recipient on behalf of such person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Company therefor.

       (f) The right of any Optionee or other person to any Option or Stock under the Plan may not be assigned, transferred, pledged or encumbered, either voluntarily or by operation of law, except as provided in Section 6 with respect to the designation of a Beneficiary or as may otherwise be required by law. If, by reason of any attempted assignment, transfer, pledge, or encumbrance or any bankruptcy or other event happening at any time, any amount payable under the Plan would be made subject to the debts or liabilities of the Optionee or his or her Beneficiary or would otherwise devolve upon anyone else and not be enjoyed by the Optionee or his or her Beneficiary, then the Committee may terminate such person's interest in any such payment and direct that the same be held and applied to or for the benefit of the Optionee, his or her Beneficiary or any other persons deemed to be the natural objects of his or her bounty, taking into account the expressed wishes of the Optionee (or, in the event of his or her death, those of his or her Beneficiary) in such manner as the Committee may deem proper.

       (g) Copies of the Plan and all amendments, administrative rules and procedures and interpretations shall be made available to all Optionees at all reasonable times at the Company's headquarters.

       (h) The Committee may cause to be made, as a condition precedent to the grant of any Option, or otherwise, appropriate arrangements with the Optionee or his or her Beneficiary, for the withholding of any federal, state, local or foreign taxes.

       (i) The Plan and the grant of Options shall be subject to all applicable federal and state laws, rules, and regulations and to such approvals by any government or regulatory agency as may be required.

       (j) All elections, designations, requests, notices, instructions and other communications from an Optionee, Beneficiary or other person to the Committee, required or permitted under the Plan, shall be in such form as is prescribed from time to time by the Committee and shall be mailed by first class mail or delivered to such location as shall be specified by the Committee in an Option Agreement, a notice of grant or otherwise.

       (k) The terms of the Plan shall be binding upon the Company and its successors and assigns.

       (l) Captions preceding the sections hereof are inserted solely as a matter of convenience and in no way define or limit the scope or intent of any provision hereof.

11.  EFFECTIVE DATE AND SHAREHOLDER APPROVAL

       The effective date of the Plan shall be March 26, 1997, subject to approval by the Company's shareholders. Notwithstanding anything in the Plan to the contrary, Options may be granted as provided herein on the effective date or at any time thereafter subject to such subsequent shareholder approval. If the Plan is not approved by the Company's shareholders within the time required by the Code, the Plan and all Options granted hereunder shall thereupon become null and void.

PROXY
                            U.S.B. HOLDING CO., INC.
                               100 DUTCH HILL ROAD
                           ORANGEBURG, NEW YORK 10962

                       1997 ANNUAL MEETING OF SHAREHOLDERS

       THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF U.S.B. HOLDING CO., INC., A DELAWARE CORPORATION (THE "COMPANY"). The undersigned shareholder(s) of the Company hereby appoint(s) Robert F. Picarelli and Alfred L. Fox, and each or either of them, with full power of substitution and revocation, and hereby authorize(s) them, and each or either of them, to represent and to vote all shares of Common Stock of the Company which the undersigned is entitled to vote at the annual meeting of its shareholders to be held at the Comfort Inn, 425 East Route 59, Nanuet New York 10954, on Wednesday, May 14, 1997, at 10:00 a.m. (local time), and at any adjournment thereof, with all powers the undersigned would possess if personally present as follows:

1. ELECTION OF CLASS III DIRECTORS: THOMAS E. HALES, RAYMOND J. CROTTY, MICHAEL H. FURY

         |_| FOR the nominees listed (except as marked to the contrary below)

         |_| WITHHOLD AUTHORITY to vote for the nominees listed

         INSTRUCTION: To withhold for one or more nominee(s), write the names(s) of the nominee(s) in the space below.



2. APPROVAL OF AN AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO INCREASE THE AMOUNT OF COMMON STOCK AUTHORIZED TO BE ISSUED FROM 7,000,000 SHARES TO 20,000,000 SHARES (as described in the Proxy Statement).

           |_| FOR               |_| AGAINST               |_| ABSTAIN
                       (Management recommends a vote FOR)

3. APPROVAL OF THE 1997 EMPLOYEE STOCK OPTION PLAN (as described in the Proxy Statement)

          |_| FOR               |_| AGAINST               |_| ABSTAIN
                       (Management recommends a vote FOR)

4. IN THEIR DISCRETION UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

                   (Continued and to be signed on other side)

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR MANAGEMENT'S NOMINEES FOR DIRECTOR AND FOR ITEMS 2 AND 3 ABOVE IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE COMPANY'S BOARD OF DIRECTORS.



Date                    , 1997           Signature
     -------------------                           ----------------------------


                                         Signature ----------------------------

YOU ARE REQUESTED TO MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY. PLEASE SIGN EXACTLY AS NAME APPEARS ON THIS PROXY. ALL JOINT OWNERS MUST SIGN. PERSONS SIGNING AS EXECUTORS, ADMINISTRATORS, TRUSTEES OR CORPORATE OFFICERS OR IN OTHER REPRESENTATIVE CAPACITIES SHOULD SO INDICATE.